BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT


     This BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT, made, executed and entered into as of December 31, 2002, by and among PLM Equipment Growth Fund III, a California limited partnership (the "Assignor"), and PLM Financial Services, Inc. a Delaware corporation, not in its individual capacity or in its capacity as the general partner of the Assignor, but solely as trustee (the "Trustee") of the PLM Equipment Growth Fund III Liquidating Trust (the
       -------
"Liquidating  Trust").
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                                    RECITALS
                                    --------
     WHEREAS, the Trustee and the Assignor are parties to a Liquidating Trust Agreement dated as of the date hereof (the "Agreement"), pursuant to which the Assignor has created the Liquidating Trust and engaged the Trustee as trustee to administer the Liquidating Trust pursuant to the terms of a Plan of Liquidation and Dissolution of even date herewith (the "Plan"); and WHEREAS, the Agreement contemplates that the Assignor will place, as of the date hereof and in accordance with the Plan, all of its unliquidated and/or undistributed assets, including but not limited to, cash, equipment and securities, along with certain cash reserves subject to disbursement for the Assignor's contingent liabilities and the Liquidating Trust's contingent liabilities, into the Liquidating Trust established to receive said assets and reserves; and
WHEREAS, the Trustee and the Assignor now desire to carry out the intent and purpose of the Agreement by the execution and delivery to the Trustee by the Assignor of this instrument evidencing the conveyance, assignment, transfer, sale and delivery to the Trustee of the Transferred Assets (as hereinafter defined) and the acceptance by the Trustee of the Assumed Obligations (as hereinafter defined);
     NOW, THEREFORE, in consideration of the foregoing premises and for $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

     ASSIGNMENT
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     The  Assignor  does  hereby convey, assign, transfer, sell and deliver unto the Trustee and its successors and assigns, forever, for the benefit of the Liquidating Trust, all of Assignor's right, title and interest in, to and under all of the assets of the Assignor as set forth and more fully described by category  of  asset  and  more fully enumerated by Assignor on Exhibit A hereto,
                                                               ------- -
including,  without  limitation  any  accounts  receivable,  limited partnership interests, beneficial interests, rights in litigation, security interests, contract rights or agreements, rights to payment or distributions or similar rights that the Assignor may possess in same (together, the "Transferred
                                                                     -----------
Assets").

     ACCEPTANCE  AND  ASSUMPTION
     ---------------------------
     The  Trustee  accepts  the  foregoing  conveyance, assignment, transfer and delivery of the Transferred Assets and agrees to assume all liabilities and obligations relating to the Transferred Assets to the extent specifically set forth in the Agreement (the "Assumed Obligations").
                                  --------------------
TO HAVE AND TO HOLD the Transferred Assets and the Assumed Obligations unto the Trustee, its successors and assigns, FOREVER, for the benefit of the Liquidating Trust.
The Assignor hereby constitutes and appoints the Trustee and its successors and assigns as its true and lawful attorneys-in-fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of the Assignor but on behalf of and for the benefit of the Trustee and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Assignor or otherwise, for the benefit of the Trustee or its successors and assigns, proceedings at law, in equity, or otherwise, which the Trustee or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any portion of the Transferred Assets and to do all acts and things in relation to the assets which the Trustee or its successors or assigns reasonably deem desirable. This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Assignor and the Trustee.
This instrument shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law.
[The  remainder  of  this  page  is  left  intentionally  blank.]

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale, Assignment, Acceptance and Assumption Agreement under seal on the date first above written.

ASSIGNOR

PLM  EQUIPMENT  GROWTH  FUND  III
By:     PLM  Financial  Services,  Inc.,  its  general  partner

By:  Rick  Brock

Its:  Chief  Financial  Officer


TRUSTEE

PLM FINANCIAL SERVICES, INC., not in its individual capacity but solely as trustee of the Liquidating Trust


By:  Rick  Brock
Its:  Chief  Financial  Officer